HANSEN, BARNETT & MAXWELL
  A Professional Corporation
 CERTIFIED PUBLIC ACCOUNTANTS                Registered with the Public Company
              AND                               Accounting Oversight Board
     BUSINESS CONSULTANTS
  5 Triad Center, Suite 750                      an independent member of
Salt Lake City, UT 84180-1128                          Baker Tilly
     Phone: (801) 532-2200                            International
      Fax: (801) 532-7944
        www.hbmcpas.com






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors
Cirtran Corporation


We consent to the use of our report dated March 14, 2005, in the Registration Statement of CirTran Corporation on Form SB-2, relating to the registration of 100,000,000 shares of common stock. We also consent to the use of our name and the reference to us in the "Experts" section of this Registration Statement.



                                                     HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
September 22, 2005